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                                                                    EXHIBIT 10.3

                              AMENDMENT  NO. 1  TO
                    EMPLOYMENT AND NON-COMPETITION AGREEMENT


     This Amendment No. 1 to Employment and Non-Competition Agreement (the "Amendment"), effective as of January 1, 1997, is by and among Friede Goldman International Inc. corporation (the "Company"), and J.L. Holloway ("Employee").

     WHEREAS, the Company and the Employee entered into an Employment and Non-Competition Agreement, effective as of January 1, 1997 (the "Agreement"); and

     WHEREAS, the Company and the Employee desire to amend certain provisions of such Agreement;

     Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

     1. The Recitals of the Agreement are hereby amended and restated to read, in their entirety, as follows:

     WHEREAS, the Company desires to engage Employee and Employee desires to accept such engagement;

     2. Section 2(a) of the Agreement is hereby amended and restated to read, in its entirety, as follows:

          Base Salary. Beginning on the date of this Agreement, the base salary payable to Employee shall be $350,000.00 per year, payable on a regular basis in accordance with the Company's standard payroll procedures. On at least an annual basis, the Compensation Committee of the Board of Directors of the Company (the "Committee") will review Employee's performance and may recommend increases to such base salary if, in the Committee's discretion, any such increase is warranted.

     3.   Section 3(a) of the Agreement, exclusive of paragraphs (1), (2) and
(3) thereunder, is hereby amended and restated to read, in its entirety, as follows:

          Employee recognizes that the Company's willingness to enter into this Agreement is based in material part on Employee's agreement to the provisions of this paragraph 3, and that Employee's breach of the provisions of this paragraph could materially damage the Company. Therefore, in consideration of the benefits to be received by Employee as an Employee of the Company, Employee agrees that the Employee shall not, for a period of
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     thirty (30) days immediately following the termination of this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:


     4. The last sentence of Section 4(b) of the Agreement is hereby amended and restated to read, in its entirety, as follows:

          In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for a period of thirty (30) days.

     5. Section 4(d) of the Agreement is hereby amended and restated to read, in its entirety, as follows:

          Without Cause. At any time after the commencement of employment, the Company or Employee may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the other party. Should Employee be terminated by the Company without cause, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for a period of thirty (30) days. If Employee resigns or otherwise terminates his employment without cause pursuant to this paragraph 4(d), Employee shall receive no severance compensation.

     6.   Section 4(e) of the Agreement is hereby deleted therefrom.

     7.   Section 11 of the Agreement is hereby deleted therefrom.

     8. Defined terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

          IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed as of the day and year first written above.


                              FRIEDE GOLDMAN INTERNATIONAL INC.


                              By: ________________________________
                                  Name:
                                  Title:
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                              EMPLOYEE:


                              _____________________________________
                              J.L. Holloway